UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On June 8, 2011, MannKind Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Stockholders held on June 2, 2011, including, among other matters, a stockholder advisory vote on the frequency of the stockholder advisory votes on compensation of the Company’s named executive officers. The sole purpose of this Current Report on Form 8-K/A is to disclose, in Item 5.07 thereof, the Company’s decision regarding how frequently it will hold an advisory vote on compensation of the Company’s named executive officers, which is included at the end of Item 5.07 below. No other changes have been made to the Original Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders, among other matters, indicated on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. As previously reported by the Company, a majority of the votes cast on this proposal were cast in favor of holding an annual advisory vote.

Subsequent to the Annual Meeting, the Board of Directors of the Company determined, in light of and consistent with the indication of the Company’s stockholders as to the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, to hold a stockholder advisory vote on the compensation of the Company’s named executive officers each year until the next advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

The information reported under Item 5.07 of the Original Report is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson
Name: David Thomson, Ph.D., J.D.
Title: Corporate Vice President, General Counsel and Secretary

Dated: August 18, 2011